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                                                                EXHIBIT 99.11a

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Post Effective Amendment No. 3 to Registration Statement No. 33-00203 of Prudential Distressed Securities Fund, Inc., of our report dated January 10, 1997 and appearing in the Statement of Additional Information, which is included in such Registration Statement, and to the references to us under the heading "Financial Highlights" appearing in the Prospectus, which is also included in such Registration Statement.


Deloitte & Touche LLP
New York, New York
January 28, 1998